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                                                                    Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1998 Employee Stock Purchase Plan, The 1998 Stock Plan and The 1995 Employees' Class B Common Stock Incentive Stock Option Plan of iEntertainment Network, Inc. of our report dated March 8, 2002, with respect to the consolidated financial statements of iEntertainment Network, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                                  /s/ Ernst & Young LLP

Raleigh, North Carolina
April 1, 2002